BMO PARTNERS FUND LP
                            Repurchase Request Form

Return completed form or reproduction thereof to:

Before December 5th:                          After December 5th:
BMO PARTNERS FUND LP                          BMO PARTNERS FUND LP
330 Madison Avenue                            360 Madison Avenue
31st Floor - Attn:  Dan I. Abrams            20th Floor - Attn:  Dan I. Abrams
New York, NY  10017-5001                      New York, NY  10017-7111

This form must be properly completed and received by 5pm NY Time on Tuesday December 17, 2002.

1. Authorization to Redeem Units: (Please Print)

     Please accept this tender of the units designated below for repurchase at a price equal to their net asset value per unit (NAV) on December 31, 2002.

     NAME OF REGISTERED LIMITED PARTNER(S) (Please fill in EXACTLY as registered.)

     "First Name" "LastName"
     "AcctTitle"

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     Daytime phone number: __________________________

     UNITS TENDERED: (Please check one.)

     Partial Tender      - Please repurchase ______________ units from my
                           (our) account.

     Full Tender         - Please repurchase all units from my (our) account.

     Dollar Amount       - Please repurchase enough units from my (our)
                           account to net $ ________.

2. Payment and Delivery Instructions:

     Please check one:

         The check will be issued in the name of the registered limited partner(s) and mailed to the address of record.

         A wire transfer should be made to the following account (please include a voided check):

         Bank Name         _________________________________
         ABA #             _________________________________
         Credit: A/C #     _________________________________
         N/O               _________________________________

3.  Signature:

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     Signature(s) of Owner(s) Exactly as Registered   (if applicable, capacity)